UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 15, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the conditional Notice to Proceed (“Notice”) from the U.S. Forest Service (“USFS”) for the Stibnite Gold Project (the “Project”), which required the Company to post joint construction phase financial assurance bonding agreed to by the USFS, Idaho Department of Lands (“IDL”), and U.S. Army Corps of Engineers (“USACE”), Perpetua Resources Corp. (the “Company”), entered into multiple related financial agreements to satisfy the financial assurance requirements necessary to commence construction:

Surety Bond and Indemnity Agreement

On October 17, 2025, the Company, as principal, and Endurance Assurance Corporation (“Endurance”), a subsidiary of Sompo International, as surety, posted a joint reclamation performance bond for the Project’s construction phase in the penal sum of $139,024,637 (the “Surety Bond”) in favor of the United States (acting by and through the USFS as obligee) and the State of Idaho (acting by and through the IDL as co-obligee). The aggregate liability of Endurance to USFS and IDL, either severally or jointly and severally, shall not exceed the penal sum of the Surety Bond. The Surety Bond will remain in full force and effect as to all construction phase reclamation obligations under the operating and reclamation plans referenced in the Surety Bond, including authorizations by USFS, IDL, and USACE as set forth in the agreement among those agencies titled Administration of Financial Assurance (the “FA Agreement”). The Surety Bond will remain in place until all reclamation obligations subject thereto have been fully performed or until the Company files, and the USFS and IDL accept replacement financial assurance .The procedures for USFS and/or IDL to draw upon the Surety Bond in the event of a default by the Company with respect to its reclamation obligations are set forth in the FA Agreement. If payment is not made when due, interest, penalties, and other damages may be assessed as provided by law. At its sole discretion, the USFS and IDL may accept the Endurance’s written commitment to assume and perform all reclamation obligations of the Company subject to the Surety Bond in lieu of payment, provided such commitment is received within thirty (30) days of the notice of default and performance begins within forty-five (45) days. If the USFS and IDL accept performance in lieu of payment, the Surety Bond will remain in effect until all obligations have been fully performed. The Company is obligated to pay an annual premium to Endurance under the Surety Bond equal to 1.5% of the penal sum.

In connection with the Surety Bond, the Company entered into an indemnity agreement (“Indemnity Agreement”) with Endurance, Endurance American Insurance Company, Lexon Insurance Company, and Bond Safeguard Insurance Company (collectively, the “Surety”), all of which are subsidiaries of Sompo International. Under the Indemnity Agreement and the accompanying Disturbed Acres and Minimum Liquidity Rider (collectively, the “Indemnity Agreement”), the Company is contingently liable to fully indemnify and reimburse the Surety for any losses, costs, expenses, fees, interest, and premiums incurred in connection with (i) the execution of any bond undertaken between the Company and the Surety, (ii) as a result of the Company failing to perform or comply with the covenants and conditions of Indemnity Agreement, and (iii) enforcing any of the covenants and conditions of the Indemnity Agreement. The Indemnity Agreement further requires the Company to maintain at least $200 million in aggregate collateral, cash, and marketable securities and prohibits the Company from incurring estimated reclamation costs associated with actual disturbance of lands within the Project site above $35 million without prior Surety consent. Breach of these covenants, a claim against the bond, or a drop in liquidity below the minimum threshold entitles the Surety to demand collateral up to 125% of the aggregate penal sum of all outstanding bonds, plus associated costs and expenses. The Surety has discretion to settle, compromise, or pay claims and require immediate reimbursement, and the Company and any other indemnitors are jointly and severally liable for all obligations under the Indemnity Agreement. The maximum potential undiscounted liability of the Company under the Indemnity Agreement is the full amount of the Surety Bond (approximately $139 million), plus all related costs and fees. These obligations are contingent unless triggered by breach or claim, at which point the liability becomes direct.

Credit Facility and Standby Letter of Credit

As collateral for the Surety Bond, on October 15, 2025, The Bank of Nova Scotia (the “Bank”) issued an irrevocable standby letter of credit for up to $35 million in favor of the Surety as beneficiaries (the “Letter of Credit”), for the account of the Company. The letter of credit expires one year from issuance, and is automatically extended unless notice of non-extension is provided at least sixty days prior to expiry. The Letter of Credit was issued pursuant to a credit facility agreement between the Bank and the Company, effective as of October 15, 2025 (the “Credit Facility”), which provides for up to $39.5 million in standby letters of credit and guarantees and is secured by a deposit of $40.5 million in cash. The Credit Facility carries a 1% annual fee, and includes covenants, reporting requirements, collateral maintenance, and event of default provisions enabling the Bank to accelerate repayment and enforce collateral rights.

Item 8.01	Other Events

On October 21, 2025, the Company announced the posting of construction financial assurance (as described in Item 2.03 of this Current Report on Form 8-K (“Current Report”) and received notice from the USFS that the Plan of Operations has been signed, and the Company may commence construction on the Project, subject to the conditions and limitations set forth in that the USFS notice. The Company also received notice from the IDL that it may commence construction on Project, subject to the conditions and limitations set forth in that the IDL notice. The Company expects to replace the current arrangements with other non-cash financial assurance arrangements prior to or in connection with finalizing the full financing package for the Project. The Company commenced early works construction on October 21, 2025 in accordance with these authorizations from the USFS and IDL.

In addition to the Surety Bond, on October 20, 2025, the Company posted a $4.2 million letter of credit with the USACE to satisfy separate financial assurance requirements for off-site mitigation under the Clean Water Act Section 404 Permit.

Cautionary Statement

Statements contained in this Current Report that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, expected replacement of financial assurance arrangements. Forward-Looking Information are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. For further information on these and other risks and uncertainties see the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedarplus.ca. Except as required by law, the Company does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: October 21, 2025	By:	/s/ Mark Murchison
Mark Murchison
Chief Financial Officer